Exhibit 23.1

Board of Directors
ESE Corporation
Reno, Nevada

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our report dated June 13, 2005, on the financial statements of ESE Corporation as of May 31, 2005 and the period then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2A Registration Statement filed with the Securities and Exchange Commission.

/s/Williams & Webster, P.S.
Spokane, Washington

December 20, 2005